Exhibit 99.1

E*TRADE MORTGAGE BACKED SECURITIES CORPORATION,

Owner

and

E*TRADE BANK,

Servicer

SERVICING AGREEMENT

Dated as of

E*TRADE MSBC Trust 200_-_

MORTGAGE-BACKED CERTIFICATES,

SERIES 200_-_

i

ii

PRELIMINARY STATEMENT

SERVICING AGREEMENT, dated as of                         , between E*TRADE MORTGAGE BACKED SECURITIES CORPORATION, a Delaware corporation, as Owner (the “Owner”) and E*TRADE BANK, a federal savings bank, as Servicer (the “Servicer”).

RECITALS

Pursuant to the Sales Agreement, the Owner has acquired those certain residential mortgage loans identified in Exhibit A.

The Owner desires to engage the Servicer to perform servicing with respect to the Mortgage Loans on behalf of the Owner and any of its assigns beginning on the Closing Date.

ARTICLE I

DEFINITIONS

Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

Account:    Each of the Collection Account and the Escrow Accounts.

Adjustable Rate Mortgage Loan:    Any Mortgage Loan in which the related Mortgage Note contains a provision whereby the Mortgage Rate is adjusted from time to time in accordance with the terms of such Mortgage Note.

Adjustment Date:    As to any Mortgage Loan, the date on which the related Mortgage Date adjusts in accordance with the terms of the related Mortgage Note.

Affiliate:    As to any Person, any other Person controlling, controlled by or under common control with such Person. “Control” means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise. “Controlled” and “Controlling” have meanings correlative to the foregoing.

Agreement:    This Servicing Agreement and all amendments or supplements hereto.

Amount Held for Future Distribution:    As to any Remittance Date, the aggregate amount held in the Collection Account at the close of business on the related Determination Date on account of (i) Principal Prepayments received after the related Prepayment Period and Liquidation Proceeds received in the month of such Remittance Date and (ii) all Scheduled Payments due after the related Due Date.

Appraised Value:    With respect to any Mortgage Loan, the Appraised Value of the related Mortgaged Property shall be: (i) with respect to a Mortgage Loan other than a Refinancing Mortgage Loan, the lesser of (a) the value of the Mortgaged Property based upon the appraisal made at the time of the origination of such Mortgage Loan and (b) the sales price of the Mortgaged Property at the time of the origination of such Mortgage Loan; and (ii) with respect to a Refinancing Mortgage Loan, the value of the Mortgaged Property based upon the appraisal made at the time of the origination of such Refinancing Mortgage Loan.

Assignment of Mortgage:    An assignment of the Mortgage, notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the sale of the Mortgage to the Owner, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering the Mortgage Loans secured by Mortgaged Properties located in the same jurisdiction, if permitted by law; provided, however, that the Servicer shall not be responsible for determining whether any such assignment is in recordable form.

Bankruptcy Code:    The United States Bankruptcy Code of 1986, as amended, as codified in 11 U.S.C. §§ 101-1330.

Bankruptcy Coverage Termination Date:    The date at which the Bankruptcy Loss Coverage Amount is reduced to zero.

Bankruptcy Loss:    With respect to any Mortgage Loan, a Deficient Valuation or Debt Service Reduction; provided, however, that a Bankruptcy Loss shall not be deemed a Bankruptcy Loss hereunder so long as the Servicer has notified the Owner in writing that it is diligently pursuing any remedies that may exist in connection with the related Mortgage Loan and either (A) the related Mortgage Loan is not in default with regard to payments due thereunder or (B) delinquent payments of principal and interest under the related Mortgage Loan and any related escrow payments in respect of such Mortgage Loan are being advanced on a current basis by the Servicer, in either case without giving effect to any Debt Service Reduction or Deficient Valuation.

Bankruptcy Loss Coverage Amount:    As of any Determination Date, the Bankruptcy Loss Coverage Amount shall equal the Initial Bankruptcy Coverage Amount as reduced by (i) the aggregate amount of Bankruptcy Losses since the Cut-off Date and (ii) any permissible reductions in the Bankruptcy Loss Coverage Amount under a pooling and servicing agreement.

Business Day:    Any day other than (i) a Saturday or a Sunday, or (ii) a day on which banking institutions in the City of New York, New York, or the State of                         , or the city in which the Corporate Trust Office of the Owner is located are authorized or obligated by law or executive order to be closed.

Buydown Account:    A custodial account established and maintained as an Eligible Account for the deposit of Buydown Funds.

Buydown Agreement:    The Agreement pursuant to which the terms of the Buydown Funds are determined and paid.

Buydown Funds:    Any amount contributed by the seller of any Mortgaged Property or another party in order to enable the Mortgagor to reduce the payments required to be made by the Mortgagor in the early years of a Mortgage Loan.

Buydown Mortgage Loan:    Any Mortgage Loan as to which a specified amount of interest is paid out of related Buydown Funds.

Buydown Period:    The period during which Buydown Funds are required to be applied to a Buydown Mortgage Loan.

Closing Date:    [•].

Code:    The Internal Revenue Code of 1986, including any successor or amendatory provisions.

Collection Account:    The Eligible Account created and maintained by the Servicer in the name of the Servicer for the benefit of the Owner.

Compensating Interest Payment:    As to any Remittance Date and any Prepayment Interest Shortfall for a Mortgage Loan during the related Prepayment Period, the lesser of (1) the Servicing Fee for the related Servicer for such date and (2) any Prepayment Interest Shortfall for such date.

Confidential Information:    All non-public personal information about the Mortgagor under the Mortgage Loan that is supplied to the Servicer by or on behalf of the Mortgagor in connection with this Agreement and the transactions contemplated hereby. Confidential Information shall not include information which (i) is or becomes generally available to the public other than as a result of disclosure by the Servicer or its subsidiaries, affiliates, directors, officers, employees, agents or controlling persons; (ii) was available to the Servicer on a non-confidential basis from a Person other than the Mortgagor prior to its disclosure to the Servicer; (iii) is required to be disclosed by a governmental authority or related governmental agencies or as otherwise required by law; or (iv) becomes available to the Servicer on a non-confidential basis from a Person other than the Mortgagor who, to the best knowledge of the Servicer, is not otherwise bound by a confidentiality agreement with the Servicer and is not otherwise prohibited from transmitting the information to the Servicer.

Cooperative Corporation:    The entity that holds title (fee or an acceptable leasehold estate) to the real property and improvements constituting the Cooperative Property and which governs the Cooperative Property, which Cooperative Corporation must qualify as a Cooperative Housing Corporation under Section 216 of the Code.

Cooperative Loan:    Any Mortgage Loan secured by Cooperative Shares and a Proprietary Lease.

Cooperative Property:    The real property and improvements owned by the Cooperative Corporation, that includes the allocation of individual dwelling units to the holders of the shares of the Cooperative Corporation.

Cooperative Shares:    Shares issued by a Cooperative Corporation.

Cumulative Realized Losses:    The aggregate Realized Losses incurred in respect of Liquidated Mortgage Loans since the Cut-off Date.

Cut-off Date:    [•].

Cut-off Date Balance:    As to any Mortgage Loan, the Scheduled Principal Balance thereof as of the close of business on the Cut-off Date.

Debt Service Reduction:    With respect to any Mortgage Loan, a reduction by a court of competent jurisdiction in a proceeding under the Bankruptcy Code in the Scheduled Payment for such Mortgage Loan which became final and non-appealable, except such a reduction resulting from a Deficient Valuation or any reduction that results in a permanent forgiveness of principal.

Deficient Valuation:    With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then-outstanding indebtedness under the Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any Scheduled Payment that results in a permanent forgiveness of principal, which valuation or reduction results from an order of such court which is final and non-appealable in a proceeding under the Bankruptcy Code.

Deleted Mortgage Loan:    Each Mortgage Loan no longer serviced under this Agreement as a consequence of repurchase, liquidation or substitution.

Determination Date:    As to any Remittance Date, the [•] day of each month or if such [•] day is not a Business Day the immediately succeeding Business Day.

Due Date:    With respect to any Remittance Date, the first day of the month in which the related Remittance Date occurs.

Due Period:    With respect to any Remittance Date, [the preceding calendar month] [the period commencing on the second day of the month preceding the month in which the Remittance Date occurs and ending at the close of business on the first day of the month in which the Remittance Date occurs.

Eligible Account:    Any of (i) an account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the debt obligations of such holding company) have the highest short-term ratings of each Rating Agency at the time any amounts are held on deposit therein, or (ii) an account or accounts in a depository institution or trust company in which such accounts are insured by the FDIC (to the limits established by the FDIC), or (iii) a trust account or accounts maintained with (a) the trust department of a federal or state chartered depository institution or (b) a trust company, acting in its fiduciary capacity. Eligible Accounts may bear interest, and may include, if otherwise qualified under this definition, accounts maintained with the Servicer.

Eligible Subservicer:    An institution which is a Fannie Mae and Freddie Mac approved seller/server in good standing, which has a net worth of at least $15,000,000.

ERISA:    The Employee Retirement Income Security Act of 1974, as amended.

Escrow Account:    The Eligible Account or Accounts established and maintained pursuant to Section 4.6 hereof.

Escrow Advance:    As defined in Section 4.4(c) hereof.

Escrow Payments:    With respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other document.

Event of Default:    As defined in Section 6.1 hereof.

Excess Loss:    The amount of any (i) Fraud Loss realized after the Fraud Loss Coverage Termination Date, (ii) Special Hazard Loss realized after the Special Hazard Coverage Termination Date or (iii) Bankruptcy Loss realized after the Bankruptcy Coverage Termination Date.

Excess Proceeds:    With respect to any Liquidated Mortgage Loan, the amount, if any, by which the sum of any Liquidation Proceeds of such Mortgage Loan received in the calendar month in which such Mortgage Loan became a Liquidated Mortgage Loan, net of any amounts previously reimbursed to the Servicer as Nonrecoverable Advance(s) with respect to such Mortgage Loan pursuant to Section 4.2(c), exceeds (i) the unpaid principal balance of such Liquidated Mortgage Loan as of the Due Date in the month in which such Mortgage Loan became a Liquidated Mortgage Loan plus (ii) accrued interest at the Mortgage Rate from the Due Date as to which interest was last paid to the Due Date applicable to the Remittance Date immediately following the calendar month during which such liquidation occurred.

Fannie Mae:    Fannie Mae, a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, or any successor thereto.

FDIC:    The Federal Deposit Insurance Corporation, or any successor thereto.

FIRREA:    The Financial Institutions Reform, Recovery, and Enforcement Act of 1989.

Fitch:    Fitch Ratings, Inc., or any successor in interest. For purposes of Section 10.6, the address for notices to Fitch shall be 1 State Street Plaza, New York, New York 10004, Attention: [•] or such other address as Fitch may hereunder furnish to the Owner.

Formula Principal Amount:    As to any Remittance Date, the sum (a) the principal portion of each Scheduled Payment (without giving effect, prior to the Bankruptcy Coverage Termination Date, to any reductions thereof caused by any Debt Service Reductions or Deficient

Valuations) due on each Mortgage Loan on the related Due Date, (b) the Scheduled Principal Balance of each Mortgage Loan that was repurchased by the Seller or the Servicer pursuant to this Agreement as of such Remittance Date, (c) the Substitution Adjustment Amount (as defined in the Sales Agreement) in connection with any Deleted Mortgage Loan received with respect to such Remittance Date, (d) any Insurance Proceeds or Liquidation Proceeds allocable to recoveries of principal of Mortgage Loans that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of such Remittance Date, (e) with respect to each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of such Remittance Date, the amount of the Liquidation Proceeds allocable to principal received during the calendar month preceding the month of such Remittance Date with respect to such Mortgage Loan and (f) all Principal Prepayments received during the related Prepayment Period.

Fraud Loan:    A Liquidated Mortgage Loan as to which a Fraud Loss has occurred.

Fraud Losses:    Realized Losses on Mortgage Loans as to which a loss is sustained by reason of a default arising from fraud, dishonesty or misrepresentation in connection with the related Mortgage Loan, including a loss by reason of the denial of coverage under any related Primary Insurance Policy because of such fraud, dishonesty or misrepresentation.

Fraud Loss Coverage Amount:    As of the Closing Date, $                         subject to reduction from time to time, by the amount of Fraud Losses allocated to the Certificates. In addition, on each anniversary of the Cut-off Date, the Fraud Loss Coverage Amount will be reduced as follows: (a) on the first, second, third and fourth anniversaries of the Cut-off Date, to an amount equal to the lesser of (i) [1]%, in the case of the first anniversary, and [0.5]%, in the case of the second, third and fourth anniversaries of the then current Pool Scheduled Principal Balance and (ii) the excess of the Fraud Loss Coverage Amount as of the preceding anniversary of the Cut-off Date over the cumulative amount of Fraud Losses allocated to the Certificates since such preceding anniversary; and (b) on the fifth anniversary of the Cut-off Date, to zero.

Fraud Loss Coverage Termination Date:    The point in time at which the Fraud Loss Coverage Amount is reduced to zero.

Freddie Mac:    Freddie Mac, a corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

Initial Bankruptcy Coverage Amount:    $[•].

Initial Cut-off Date Pool Principal Balance:    $[•].

Insurance Policy:    With respect to any Mortgage Loan, any insurance policy, including all riders and endorsements thereto in effect, including any replacement policy or policies therefor.

Insurance Proceeds:    Proceeds paid by an insurer pursuant to any Insurance Policy, in each case other than any amount included in such Insurance Proceeds in respect of Insured Expenses.

Insured Expenses:    Expenses covered by an Insurance Policy or any other insurance policy with respect to the Mortgage Loans.

Intervening Assignments:    The original intervening assignments of the Mortgage, notices of transfer or equivalent instrument.

Lender Primary Insurance Policy Mortgage Loan:    Certain Mortgage Loans as to which the lender (rather than the borrower) acquires the Primary Insurance Policy and charges the related borrower an interest premium.

Liquidated Mortgage Loan:    With respect to any Remittance Date, a defaulted Mortgage Loan (including any REO Property) which was liquidated in the calendar month preceding the month of such Remittance Date and as to which the Servicer has determined (in accordance with this Agreement) that it has received all amounts it expects to receive in connection with the liquidation of such Mortgage Loan, including the final disposition of an REO Property.

Liquidation Expenses:    With respect to a Mortgage Loan in liquidation, unreimbursed expenses paid or incurred by or for the account of the Servicer and not recovered by the Servicer under any Primary Insurance Policy for reasons other than the Servicer’s failure to ensure the maintenance of or compliance with a Primary Insurance Policy, such expenses including (a) property protection expenses, (b) property sales expenses, (c) foreclosure and sale costs, including court costs and reasonable attorneys’ fees, and (d) similar expenses reasonably paid or incurred in connection with liquidation.

Liquidation Proceeds:    Amounts, including Insurance Proceeds, received in connection with the partial or complete liquidation of defaulted Mortgage Loans, whether through Owner’s sale, foreclosure sale or otherwise or amounts received in connection with any condemnation or partial release of a Mortgaged Property and any other proceeds received in connection with an REO Property.

Loan-to-Value Ratio:    With respect to any Mortgage Loan and as to any date of determination, the fraction (expressed as a percentage) the numerator of which is the principal balance of the related Mortgage Loan at such date of determination and the denominator is the lesser of purchase price or the Appraised Value of the related Mortgaged Property.

Lost Mortgage Note:    Any Mortgage Note the original of which was permanently lost or destroyed and has not been replaced.

Maintenance:    With respect to any Cooperative Property, the rent paid by the Mortgagor to the Cooperative Corporation pursuant to the Proprietary Lease.

MERS:    Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

MERS® System:    The system of recording transfers of Mortgages electronically maintained by MERS.

Monthly Advance:    The payment required to be made by the Servicer with respect to any Remittance Date pursuant to Section 4.4, the amount of any such payment being equal to the aggregate of payments of principal and interest of the Mortgage Loans that were due on the related Due Date and not received as of the close of business on the related Determination Date, less the aggregate amount of any such delinquent payments that the Servicer has determined would constitute Nonrecoverable Advances if advanced.

Moody’s:    Moody’s Investors Service, Inc., or any successor thereto. For purposes of Section 10.6 the address for notices to Moody’s shall be Moody’s Investors Service, Inc., 99 Church Street, New York, New York 10007, Attention: Residential Pass-Through Monitoring, or such other address as Moody’s may hereafter furnish to the Owner.

Mortgage:    The mortgage, deed of trust or other instrument creating a first lien on an estate in fee simple or leasehold interest in real property securing a Mortgage Note.

Mortgage File:    The “Mortgage File” as defined in the Sales Agreement.

Mortgage Loan:    Each of the mortgage loans identified in the Mortgage Loan Schedule, notwithstanding foreclosure or other acquisition of title of the related Mortgaged Property.

Mortgage Loan Schedule:    The list of Mortgage Loans (as from time to time amended by the Owner to reflect the addition of Substitute Mortgage Loans or Pre-Funded Mortgage Loans and the deletion of Deleted Mortgage Loans pursuant to the provisions of this Agreement) transferred to the Owner as part of the Owner and from time to time subject to this Agreement, attached hereto as Schedule I, setting forth, among other things, the following information with respect to each Mortgage Loan:

(i)    the loan number;

(ii)    the Mortgagor’s name and the street address of the Mortgaged Property, including the zip code;

(iii)    the maturity date;

(iv)    the original principal balance;

(v)    the Cut-off Date Balance;

(vi)    the first payment date of the Mortgage Loan;

(vii)    the Scheduled Payment in effect as of the Cut-off Date;

(viii)    the Loan-to-Value Ratio at origination;

(ix)    a code indicating whether the residential dwelling at the time of origination was represented to be owner-occupied;

(x)    a code indicating whether the residential dwelling is either (a) a detached single family dwelling (b) a dwelling in a de minimis PUD, (c) a condominium unit or PUD (other than a de minimis PUD), (d) a two- to four-unit residential property or (e) a Cooperative Property;

(xi)    the Mortgage Rate;

(xii)    a code indicating whether the Mortgage Loan is a Lender Primary Insurance Policy Mortgage Loan and, in the case of any Lender Primary Insurance Policy Mortgage Loan, a percentage representing the amount of the related interest premium charged to the borrower;

(xiii)    the purpose for the Mortgage Loan;

(xiv)    the type of documentation program pursuant to which the Mortgage Loan was originated; and

(xv)    the Servicing Fee for the Mortgage Loan.

Such schedule shall also set forth the total of the amounts described under (iv) and (v) above for all of the Mortgage Loans.

Mortgage Note:    The original executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan.

Mortgage Rate:    The annual rate of interest borne by a Mortgage Note from time to time, net of any interest premium charged by the mortgagee to obtain or maintain any Primary Insurance Policy.

Mortgaged Property:    The underlying property, including any Additional Collateral, securing a Mortgage Loan, which, with respect to a Cooperative Loan, is the related Cooperative Shares and Proprietary Lease.

Mortgagor:    The obligor(s) on a Mortgage Note.

Net Liquidation Proceeds:    As to any Liquidated Mortgage Loan, the Liquidation proceeds less the sum of related unreimbursed Liquidation Expenses, Servicing Fees, Servicing Advances and Monthly Advances.

Net Mortgage Rate:    As to each Mortgage Loan, and at any time, the per annum rate equal to the Mortgage Rate less the Servicing Fee Rate.

Net Prepayment Interest Shortfalls:    As to any Remittance Date, the amount by which the aggregate of Prepayment Interest Shortfalls during the related Prepayment Period exceeds the Compensating Interest Payments made with respect to such Remittance Date.

Nonrecoverable Advance:    Any portion of an Monthly Advance previously made or proposed to be made by the Servicer that, in good faith judgment of the such party, (as certified in an Officer’s Certificate of such party), will not be ultimately recoverable by such party from the related Mortgagor, related Liquidation Proceeds or otherwise.

Officer’s Certificate:    A certificate (i) signed by the Chairman of the Board, the Vice Chairman of the Board, the President, a Managing Director, a Vice President (however denominated), an Assistant Vice President, the Treasurer, the Secretary, or one of the Assistant Treasurers or Assistant Secretaries of the Owner or the Servicer, or (ii), if provided for in this Agreement, signed by a Servicing Officer, as the case may be, and delivered to the Owner, as required by this Agreement.

Opinion of Counsel:    A written opinion of counsel, who may be counsel for the Owner or the related Servicer, including, in-house counsel, reasonably acceptable to the Owner; provided, however, that with respect to the interpretation or application of the REMIC Provisions, such counsel must (i) in fact be independent of the Owner and the related Servicer, (ii) not have any direct financial interest in the Owner or the related Servicer or in any affiliate of either, and (iii) not be connected with the Owner or the related Servicer as an officer, employee, promoter, underwriter, owner, partner, director or person performing similar functions.

Original Mortgage Loan:    The mortgage loan refinanced in connection with the origination of a Refinancing Mortgage Loan.

OTS:    The Office of Thrift Supervision.

Outstanding Mortgage Loan:    As of any Due Date, a Mortgage Loan with a Scheduled Principal Balance greater than zero, which was not the subject of a Principal Prepayment in Full prior to such Due Date and which did not become a Liquidated Mortgage Loan prior to such Due Date.

Owner:    E*TRADE Mortgage Backed Securities Corporation, a Delaware corporation, or its successor in interest or assigns.

Penalty Period:    As to any Mortgage Loan, the period of time during which the borrower will be assessed a Prepayment Premium for any Principal Prepayment during such time.

Percentage Interest:    As to any Certificate, the percentage interest evidenced thereby in distributions required to be made on the related Class, such percentage interest being set forth on the face thereof or equal to the percentage obtained by dividing the Denomination of such Certificate by the aggregate of the Denominations of all Certificates of the same Class.

Permitted Investments:    At any time, any one or more of the following obligations and securities:

(i)    obligations of the United States or any agency thereof, provided such obligations are backed by the full faith and credit of the United States;

(ii)    general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each

Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by each Rating Agency;

(iii)    commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by each Rating Agency;

(iv)    certificates of deposit, demand or time deposits, or bankers’ acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or long term unsecured debt obligations of such depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or long-term unsecured debt obligations of such holding company, but only if Moody’s is not a Rating Agency) are then rated one of the two highest long-term and the highest short-term ratings of each Rating Agency for such securities, or such lower ratings as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by either Rating Agency;

(v)    demand or time deposits or certificates of deposit issued by any bank or trust company or savings institution to the extent that such deposits are fully insured by the FDIC;

(vi)    guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of such agreements, such terms and conditions as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by either Rating Agency;

(vii)    repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (iv) above;

(viii)    units of a taxable money-market portfolio having the highest rating assigned by each Rating Agency and restricted to obligations issued or guaranteed by the United States of America or entities whose obligations are backed by the full faith and credit of the United States of America and repurchase agreements collateralized by such obligations; and

(ix)    such other investments bearing interest or sold at a discount acceptable to each Rating Agency as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by either Rating Agency, as evidenced by a signed writing delivered by each Rating Agency provided, that no such instrument shall be a Permitted Investment if such instrument evidences the right to receive interest only payments with respect to the obligations underlying such instrument.

Person:    Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government, or any agency or political subdivision thereof.

Pool Scheduled Principal Balance:    As to any Remittance Date, the aggregate of the Scheduled Principal Balances of the Mortgage Loans which were Outstanding Mortgage Loans on the Due Date in the month preceding the month of such Remittance Date.

Pre-Funded Mortgage Loan:    Any Mortgage Loan acquired by the Owner and made subject to this Agreement.

Pre-Funding Period:    [•].

Prepayment Interest Shortfall:    With respect to any full or partial Principal Prepayment of a Mortgage Loan, the excess, if any, of (i) one full month’s interest at the applicable Mortgage Rate, less the Servicing Fee Rate, on the outstanding principal balance of such Mortgage Loan immediately prior to such Principal Prepayment over (ii) the amount of interest actually received from the Mortgagor with respect to such Mortgage Loan in connection with such Principal Prepayment.

Prepayment Period:    With respect to any Remittance Date, the calendar month preceding the month of such Remittance Date.

Prepayment Premium:    As to any Mortgage Loan, any Payment required to be made in connection with any Principal Prepayment prior to the expiration of the applicable Penalty Period.

Primary Insurance Policy:    Each policy of primary mortgage guaranty insurance or any replacement policy therefor with respect to any Mortgage Loan.

Prime Rate:    The prime rate of U.S. money center banks as published from time to time in The Wall Street Journal.

Principal Prepayment:    Any Mortgagor payment of principal or other recovery of principal on a Mortgage Loan that is recognized as having been received or recovered in advance of its scheduled Due Date and applied to reduce the principal balance of the Mortgage Loan, which is not accompanied by an amount representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

Principal Prepayment in Full:    Any Principal Prepayment made by a Mortgagor of the entire principal balance of a Mortgage Loan.

Proprietary Lease:    With respect to any Cooperative Property, a lease or occupancy agreement between a Cooperative Corporation and a holder of related Cooperative Shares.

PUD:    Planned Unit Development.

Qualified Insurer:    A mortgage guaranty insurance company duly qualified as such under the laws of the state of its principal place of business and each state having jurisdiction over such insurer in connection with the insurance policy issued by such insurer, duly authorized and licensed in such states to transact a mortgage guaranty insurance business in such states and to write the insurance provided by the insurance policy issued by it, approved as a Fannie Mae-approved mortgage insurer and having a claims paying ability rating of at least “AA” or equivalent rating by a nationally recognized statistical rating organization. Any replacement insurer with respect to a Mortgage Loan must have at least as high a claims paying ability rating as the insurer it replaces had on the Closing Date.

Rating Agency:    Means each of S&P, Moody’s & Fitch. If any such organization or a successor is no longer in existence, “Rating Agency” shall be such nationally recognized statistical rating organization, or other comparable Person, as is designated by the Owner. References herein to a given rating category of a Rating Agency shall mean such rating category without giving effect to any modifiers.

Realized Loss:    With respect to each Liquidated Mortgage Loan, an amount (not less than zero or more than the Scheduled Principal Balance of the Mortgage Loan) as of the date of such liquidation, equal to (i) the Scheduled Principal Balance of the Liquidated Mortgage Loan as of the date of such liquidation, plus (ii) interest at the Net Mortgage Rate from the Due Date as to which interest was last paid or advanced (and not reimbursed) to the Owner up to the Due Date in the month in which Liquidation Proceeds are required to be distributed on the Scheduled Principal Balance of such Liquidated Mortgage Loan from time to time, minus (iii) the Liquidation Proceeds, if any, received during the month in which such liquidation occurred, to the extent applied as recoveries of interest at the Net Mortgage Rate and to principal of the Liquidated Mortgage Loan. With respect to each Mortgage Loan which has become the subject of a Deficient Valuation, if the principal amount due under the related Mortgage Note has been reduced, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation. With respect to each Mortgage Loan which has become the subject of a Debt Service Reduction and any Remittance Date, the amount, if any, by which the principal portion of the related Scheduled Payment has been reduced.

Refinancing Mortgage Loan:    Any Mortgage Loan originated in connection with the refinancing of an existing mortgage loan.

Relief Act:    The Soldiers’ and Sailors’ Civil Relief Act of 1940, as amended, and any similar state laws.

Relief Act Reductions:    With respect to any Remittance Date and any Mortgage Loan as to which there has been a reduction in the amount of interest collectible thereon for the most recently ended calendar month as a result of the application of the Relief Act, the amount, if any, by which (i) interest collectible on such Mortgage Loan for the most recently ended calendar month is less than (ii) interest accrued thereon for such month pursuant to the Mortgage Note.

REMIC:    A “real estate mortgage investment conduit” within the meaning of section 860D of the Code.

REMIC Provisions:    Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations promulgated thereunder, as the foregoing may be in effect from time to time as well as provisions of applicable state laws.

Remittance Date:    The [•] Business Day of each month.

REO Property:    A Mortgaged Property acquired by the Owner through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

Request for Release:    The Request for Release submitted by the Servicer to the Owner, substantially in the form of Exhibit A.

Required Insurance Policy:    With respect to any Mortgage Loan, any insurance policy that is required to be maintained from time to time under this Agreement.

Responsible Officer:    When used with respect to the Owner, any Vice President, any Assistant Vice President, the Secretary, any Assistant Secretary, any Trust Officer or any other officer of the Owner customarily performing functions similar to those performed by any of the above designated officers and also to whom, with respect to a particular matter, such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

Sales Agreement:    The Sales Agreement, dated the same date herewith, by and between the Servicer, as seller, and the Owner, as purchaser.

Scheduled Payment:    The scheduled monthly payment on a Mortgage Loan due on any Due Date allocable to principal and/or interest on such Mortgage Loan which, unless otherwise specified herein, shall give effect to any related Debt Service Reduction and any Deficient Valuation that affects the amount of the monthly payment due on such Mortgage Loan.

Scheduled Principal Balance:    As to any Mortgage Loan and Due Date, the unpaid principal balance of such Mortgage Loan as of such Due Date as defined in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any moratorium or similar waiver or grace period) after giving effect to any previous partial Principal Prepayments and Liquidation Proceeds allocable to principal (other than with respect to any Liquidated Mortgage Loan) and to the payment of principal due on such Due Date and irrespective of any delinquency in payment by the related Mortgagor.

Securities Act:    The Securities Act of 1933, as amended.

Servicer:    E*TRADE Bank and its successors and assigns, in its capacity as the servicer hereunder.

Servicer Monthly Statement:    The statement delivered to the Owner pursuant to Section 4.5.

Servicing Advances:    As set forth in Section 4.4(b).

Servicing Fee:    As to each Mortgage Loan and any Remittance Date, an amount equal to the product of (a) one-twelfth of the Servicing Fee Rate multiplied by (b) the Scheduled Principal Balance of such Mortgage Loan as of the Due Date in the preceding calendar month.

Servicing Fee Rate:    [•]% per annum.

Servicing File:    With respect to each Mortgage Loan, the file maintained by the Servicer consisting of originals of all documents in the mortgage file which are not delivered to the Owner and copies of the documents listed in Schedule II attached hereto.

Servicing Officer:    Any officer of a Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and facsimile signature appear on a list of servicing officers furnished to the Owner by the related Servicer on the Closing Date as such list may from time to time be amended.

Special Hazard Coverage Termination Date:    The date on which the Special Hazard Loss Coverage Amount is reduced to zero.

Special Hazard Loss:    Any Realized Loss suffered by a Mortgaged Property on account of direct physical loss but not including (i) any loss of a type covered by a hazard insurance policy or a flood insurance policy required to be maintained with respect to such Mortgaged Property pursuant to Section 2.8 to the extent of the amount of such loss covered thereby, or (ii) any loss caused by or resulting from:

(a)    normal wear and tear;

(b)    fraud, conversion or other dishonest act on the part of the Owner, the Servicer or any of their agents or employees (without regard to any portion of the loss not covered by any errors and omissions policy);

(c)    errors in design, faulty workmanship or faulty materials, unless the collapse of the property or a part thereof ensues and then only for the ensuing loss;

(d)    nuclear or chemical reaction or nuclear radiation or radioactive or chemical contamination, all whether controlled or uncontrolled, and whether such loss be direct or indirect, proximate or remote or be in whole or in part caused by, contributed to or aggravated by a peril covered by the definition of the term “Special Hazard Loss;”

(e)    hostile or warlike action in time of peace and war, including action in hindering, combating or defending against an actual, impending or expected attack:

1.    by any government or sovereign power, de jure or de facto, or by any authority maintaining or using military, naval or air forces; or

2.    by military, naval or air forces; or

3.    by an agent of any such government, power, authority or forces;

(f)    any weapon of war employing nuclear fission, fusion or other radioactive force, whether in time of peace or war; or

(g)    insurrection, rebellion, revolution, civil war, usurped power or action taken by governmental authority in hindering, combating or defending against such an occurrence, seizure or destruction under quarantine or customs regulations, confiscation by order of any government or public authority or risks of contraband or illegal transportation or trade.

Special Hazard Loss Coverage Amount:    With respect to the first Remittance Date, $[•]. With respect to any Remittance Date after the first Remittance Date, the lesser of (a) the greatest of (i) [1%] of the aggregate of the principal balances of the Mortgage Loans, (ii) twice the principal balance of the largest Mortgage Loan and (iii) the aggregate of the principal balances of all Mortgage Loans secured by Mortgaged Properties located in the single California postal zip code area having the highest aggregate principal balance of any such zip code area and (b) the Special Hazard Loss Coverage Amount as of the Closing Date less the amount, if any, of Special Hazard Losses allocated to the Certificates since the Closing Date. All principal balances for the purpose of this definition will be calculated as of the first day of the calendar month preceding the month of such Remittance Date after giving effect to Scheduled Payments on the Mortgage Loans then due, whether or not paid.

Special Hazard Mortgage Loan:    A Liquidated Mortgage Loan as to which a Special Hazard Loss has occurred.

S&P:    Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. For purposes of Section 10.6 the address for notices to S&P shall be Standard & Poor’s Ratings Services, 55 Water Street, New York, New York 10041, Attention: Mortgage Surveillance Monitoring, or such other address as S&P may hereafter furnish to the Owner.

Subservicer:    Any person to whom the Servicer has contracted for the servicing of all or a portion of the Mortgage Loans pursuant to Section 2.2 hereof.

Substitute Mortgage Loan:    A Mortgage Loan substituted by the Owner for a Deleted Mortgage Loan which must, on the date of such substitution, as confirmed in a Request for Release, substantially in the form of Exhibit A, (i) have a Scheduled Principal Balance, after deduction of the principal portion of the Scheduled Payment due in the month of substitution, not in excess of, and not more than 10% less than the Scheduled Principal Balance of the Deleted Mortgage Loan; (ii) be accruing interest at a rate no lower than and not more than 1% per annum higher than, that of the Deleted Mortgage Loan; (iii) have a Loan-to-Value Ratio no higher than that of the Deleted Mortgage Loan; (iv) have a remaining term to maturity no greater than (and not more than one year less than that of) the Deleted Mortgage Loan; (v) not be a Cooperative Loan unless the Deleted Mortgage Loan was a Cooperative Loan and (vi) comply with each representation and warranty set forth in Section 5.1 hereof.

Unscheduled Distribution Amount:    As to any Remittance Date, an amount equal to the sum of (i) with respect to each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of such Remittance Date, the Liquidation Proceeds allocable to principal received with respect to such Mortgage Loan and (ii) the amount described in clause (f) of the definition of “Formula Principal Amount” for such Remittance Date.

ARTICLE II

ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

SECTION 2.1    Servicer to Service Mortgage Loans.

(a)    For and on behalf of the Owner, the Servicer, as an independent contractor, shall service and administer the Mortgage Loans in accordance with the terms of this Agreement, applicable law, the terms of the Mortgage Loans and Notes and customary and usual standards of practice of prudent mortgage loan servicers. In connection with such servicing and administration, the Servicer shall have full power and authority, acting alone and/or through Subservicers as provided in Section 2.2 hereof, to do or cause to be done any and all things that it may deem necessary or desirable in connection with such servicing and administration, including but not limited to, the power and authority, subject to the terms hereof (i) to execute and deliver, on behalf of the Owner, customary consents or waivers and other instruments and documents, (ii) to consent to transfers of any Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages (but only in the manner provided in this Agreement), (iii) to collect any Insurance Proceeds and other Liquidation Proceeds, and (iv) to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Mortgage Loan; provided that the Servicer shall not take any action that is inconsistent with or prejudices the interests of the Owner in any Mortgage Loan or the rights and interests of the Owner under this Agreement.

(b)    The Servicer shall represent and protect the interests of the Owner in the same manner as it protects its own interests in mortgage loans in its own portfolio in any claim, proceeding or litigation regarding a Mortgage Loan, and shall not make or permit any modification, waiver or amendment of any Mortgage Loan which would cause any REMIC created by the Owner to fail to qualify as a REMIC or result in the imposition of any tax under Section 860F(a) or Section 860G(d) of the Code.

(c)    Without limiting the generality of the foregoing, the Servicer, in its own name or in the name of the Owner, is hereby authorized and empowered by the Owner, when the Servicer believes it appropriate in its reasonable judgment, to execute and deliver, on behalf of the Owner, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Mortgage Loans, and with respect to the Mortgaged Properties held for the benefit of the Owner. The Servicer shall prepare and deliver to the Owner such documents requiring execution and delivery by either or both of them as are necessary or appropriate to enable the Servicer to service and administer the Mortgage Loans to the extent that the Servicer is not permitted to execute and deliver such documents pursuant to the preceding sentence. Upon receipt of such documents, the Owner shall execute such documents and deliver them to the Servicer.

SECTION 2.2    Subservicing.

(a)    The Servicer may arrange for the subservicing of any Mortgage Loan by a subservicer pursuant to a subservicing agreement; provided, however, that such subservicing arrangement and the terms of the related subservicing agreement must provide for the servicing of such Mortgage Loans in a manner consistent with the servicing arrangements contemplated hereunder. Unless the context otherwise requires, references in this Agreement to actions taken or to be taken by the servicer in servicing the Mortgage Loans include actions taken or to be taken by a subservicer on behalf of the Servicer. Notwithstanding the provisions of any subservicing agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Servicer and a subservicer or reference to actions taken through a subservicer or otherwise, the Servicer shall remain obligated and liable to the Owner for the servicing and administration of the Mortgage Loans in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such subservicing agreements or arrangements or by virtue of indemnification from the subservicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Mortgage Loans. All actions of each subservicer performed pursuant to the related subservicing agreement shall be performed as an agent of the Servicer with the same force and effect as if performed directly by the Servicer.

(b)    For purposes of this Agreement, the Servicer shall be deemed to have received any collections, recoveries or payments with respect to the Mortgage Loans that are received by a subservicer regardless of whether such payments are remitted by the subservicer to the Servicer.

SECTION 2.3    Maintenance of Servicing Files.

The Servicer shall maintain a Servicing File consisting of a copy of the contents of each Mortgage File. The possession of each Servicing File by the Servicer shall be at the will of the Owner, for the sole purpose of servicing the related Mortgage Loan, and such retention and possession by the Servicer shall be in a custodial capacity only. Any portion of the Mortgage Files retained by the Servicer shall be identified appropriately in the Servicer’s computer system to clearly reflect the ownership of the Mortgage Loans by the Owner. The Servicer shall release its custody of the contents of the Mortgage Files only in accordance with written instructions of the Owner, except that when such release is required as incidental to the Servicer’s servicing of the Mortgage Loans (if applicable) or is in connection with a repurchase of any Mortgage Loan or Loans with respect thereto, such written instructions shall not be required.

SECTION 2.4    Collection of Mortgage Loan Payments.

The Servicer shall make reasonable efforts in accordance with the customary and usual standards of practice of prudent mortgage servicers to collect all payments called for under the terms and provisions of the Mortgage Loans to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any related Required Insurance Policy. Consistent with the foregoing, the Servicer may in its discretion (i) waive any late payment charge or any prepayment premium or penalty interest in connection with the prepayment of a Mortgage Loan and (ii) extend the due dates for payments due on a Mortgage Note for a period not greater than 180 days; provided, however, that the Servicer cannot extend the maturity of any such Mortgage Loan past the date on which the final payment is due on the latest maturing Mortgage Loan as of the Cut-off Date. In the event of any such arrangement, the Servicer shall make Monthly Advances on the related Mortgage Loan in accordance with the provisions of Section 4.4 during the scheduled period in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangements. The Servicer shall not be required to institute or join in litigation with respect to collection of any payment (whether under a Mortgage, Mortgage Note or otherwise or against any public or governmental authority with respect to a taking or condemnation) if it reasonably believes that enforcing the provision of the Mortgage or other instrument pursuant to which such payment is required is prohibited by applicable law.

SECTION 2.5    Payment of Taxes, Insurance Premiums and Other Charges.

With respect to each Mortgage Loan, the Servicer shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates and other charges which are or may become a lien upon the Mortgaged Property and the status of primary mortgage insurance premiums and fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges, including renewal premiums and shall effect payment thereof prior to the applicable penalty or termination date and at a time appropriate, for securing maximum discounts allowable, employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by the Servicer in amounts sufficient for such purposes, as allowed under the terms of the Mortgage or applicable law. To the extent that the Mortgage does not provide for Escrow Payments, the Servicer shall determine that any such payments are made by the Mortgagor at the time they first become due. The costs incurred by the Servicer, if any, in effecting the timely payments of taxes and assessments on the Mortgage Properties and related insurance premiums shall not be added to the Stated Principal Balances of the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit. The Servicer assumes full responsibility for the timely payment of all such bills and shall effect timely payments of all such bills irrespective of the Mortgagor’s faithful performance in the payment of same or the making of the Escrow Payments and shall make advances from its own funds to effect such payments.

SECTION 2.6    Adjustable Rate Mortgage Loans.

As to each Adjustable Rate Mortgage Loan, Servicer shall make periodic Mortgage Interest Rate and Monthly Payment adjustments, as applicable, in strict compliance with the terms of the Mortgage and Mortgage Note and all applicable law. Subservicer shall establish procedures to monitor the index in order to ensure that it uses the appropriate value for the index in determining an interest rate change. Servicer shall execute and deliver all appropriate notices required by the terms of the Mortgage and Mortgage Note and all applicable law regarding such Mortgage Interest Rate adjustments and Monthly Payment adjustments. Upon request by the Owner, Servicer shall deliver to the Owner copies of such adjustment notification, and shall describe with particularity the values and methods used to calculate and implement such adjustments. If Servicer fails to make a timely and correct Mortgage Interest Rate adjustment or Monthly Payment adjustment, Servicer shall deposit in the Custodial Account out of its own funds any amounts necessary to satisfy any shortage in the Mortgagor’s Monthly Payment for so long as such shortage continues. In the event the index, as specified in the related Mortgage Note, becomes unavailable for any reason, Servicer shall select an alternative index in accordance with the terms of the Mortgage Note and provide written notice to the Owner of such alternative index, and such alternative index shall thereafter be the index for such Mortgage Loan unless otherwise directed by the Owner to select a specified index in accordance with the terms of the Mortgage Loan. The Servicer shall use any alternative index as specified by the Owner so long as such index is in accordance with the terms of the Mortgage Note.

SECTION 2.7    Application of Buydown Funds.

With respect to each Buydown Mortgage Loan, the Servicer with funds received from Owner, if any, shall have deposited into a related Buydown Account, no later than the last day of the month, Buydown Funds in an amount equal to the aggregate undiscounted amount of payments that, when added to the amount the Mortgagor on such Mortgage Loan is obligated to pay on all Due Dates in accordance with the terms of the Buydown Agreement, is equal to the full scheduled Monthly Payments which are required to be paid by the Mortgagor under the terms of the related Mortgage Note (without regard to the related Buydown Agreement as if the Mortgage Loan were not subject to the terms of the Buydown Agreement). Subject to Section 4.1 with respect to each Buydown Mortgage Loan, the Servicer with funds received from Owner, if any, will distribute to the Owner on each Remittance Date an amount of Buydown Funds equal to the amount that, when added to the amount required to be paid on such date by the related Mortgagor, pursuant to and in accordance with the related Buydown Agreement, equals the full Monthly Payment that would otherwise be required to be paid on such Mortgage Loan by the related Mortgagor under the terms of the related Mortgage Note (as if the Mortgage Loan were not a Buydown Mortgage Loan and without regard to the related Buydown Agreement).

If the Mortgagor on a Buydown Mortgage Loan defaults on such Mortgage Loan during the Buydown Period and the Mortgaged Property securing such Buydown Mortgage Loan is sold in the liquidation thereof (either by the Company or the insurer under any related Primary Insurance Policy) the Company shall, on the Remittance Date following the date upon which Liquidation Proceeds or REO Disposition proceeds are received with respect to any such Buydown Mortgage Loan, distribute to the Owner all remaining Buydown Funds for such Mortgage Loan then remaining in the Buydown Account. Pursuant to the terms of each Buydown Agreement, any amounts distributed to the Owner in accordance with the preceding sentence will be applied to reduce the outstanding principal balance of the related Buydown Mortgage Loan. If a Mortgagor on a Buydown Mortgage Loan prepays such Mortgage Loan in its entirety during the related Buydown Period, the Owner shall be required to withdraw from the Buydown Account any Buydown Funds remaining in the Buydown Account with respect to such Buydown Mortgge Loan in accordance with the related Buydown Agreement. If a principal prepayment by a Mortgagor on a Buydown Mortgage Loan during the related Buydown Period, together with any Buydown Funds then remaining in the Buydown Account related to such Buydown Mortgage Loan, would result in a principal prepayment of the entire unpaid principal balance of the Buydown Mortgage Loan, the Servicer shall distribute to the Owner on the Remittance Date occurring the month immediately succeeding the month in which such Principal Prepayment is received, all Buydown Funds related to such Mortgage Loan so remaining in the Buydown Account, together with any amounts required to be deposited into the Custodial Account.

SECTION 2.8    Maintenance of Hazard Insurance; Maintenance of Primary Insurance Policies.

(a)    The Servicer shall cause to be maintained, for each Mortgage Loan, hazard insurance with extended coverage in an amount that is at least equal to the lesser of (i) the maximum insurable value of the improvements securing such Mortgage Loan or (ii) the greater of (y) the outstanding principal balance of the Mortgage Loan and (z) an amount such that the proceeds of such policy shall be sufficient to prevent the Mortgagor and/or the mortgagee from becoming a co-insurer. Each such policy of standard hazard insurance shall contain, or have an accompanying endorsement that contains, a standard mortgagee clause. Any amounts collected by the Servicer under any such policies (other than the amounts to be applied to the restoration or repair of the related Mortgaged Property or amounts released to the Mortgagor in accordance with the Servicer’s normal servicing procedures) shall be deposited in the Collection Account. Any cost incurred by the Servicer in maintaining any such insurance shall not, for the purpose of calculating monthly remittances to the Owner, be added to the principal balance of the Mortgage Loan, notwithstanding that the terms of the Mortgage Loan so permit. Such costs shall be recoverable by the Servicer out of late payments by the related Mortgagor or out of Liquidation Proceeds to the extent permitted by Section 4.2 hereof. It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor or maintained on property acquired in respect of a Mortgage other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the Mortgaged Property is located at the time of origination of the Mortgage Loan in a federally designated special flood hazard area and such area is participating in the national flood insurance program, the Servicer shall cause flood insurance to be maintained with respect to such Mortgage Loan. Such flood insurance shall be in an amount equal to the least of (i) the original principal balance of the related Mortgage Loan, (ii) the replacement value of the improvements which are part of such Mortgaged Property, and (iii) the maximum amount of such insurance available for the related Mortgaged Property under the national flood insurance program.

(b)    In the event that the Servicer shall obtain and maintain a blanket policy insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first sentence of Section (a) above, it being understood and agreed that such policy may contain a deductible clause on terms substantially equivalent to those commercially available and maintained by comparable servicers. If such policy contains a deductible clause, the Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with the first sentence of this Section, and there shall have been a loss that would have been covered by such policy, deposit in the Collection Account the amount not otherwise payable under the blanket policy because of such deductible clause. In connection with its activities as Servicer of the Mortgage Loans, the Servicer agrees to present, on behalf of itself and the Owner, claims under any such blanket policy.

(c)    The Servicer shall not take any action which would result in non-coverage under any applicable Primary Insurance Policy of any loss which, but for the actions of the Servicer, would have been covered thereunder. The Servicer shall not cancel or refuse to renew any such Primary Insurance Policy that is in effect at the Closing Date and is required to be kept in force hereunder unless the replacement Primary Insurance Policy for such canceled or non-renewed policy is maintained with a Qualified Insurer.

(d)    The Servicer shall not be required to maintain any Primary Insurance Policy (i) with respect to any Mortgage Loan with a Loan-to-Value Ratio less than or equal to [78]% as of any date of determination or, based on a new appraisal, the principal balance of such Mortgage Loan represents [78]% or less of the new appraised value or (ii) if maintaining such Primary Insurance Policy is prohibited by applicable law. With respect to the Lender Primary Insurance Policy Mortgage Loans, the Servicer shall maintain the Primary Insurance Policy for the life of such Mortgage Loans, unless otherwise prohibited by law.

The Servicer agrees to effect the timely payment of the premiums on each Primary Insurance Policy, and such costs not otherwise recoverable shall be recoverable by the Servicer from the related liquidation proceeds.

(e)    In connection with its activities as Servicer of the Mortgage Loans, the Servicer agrees to present on behalf of itself and the Owner, claims to the insurer under any Primary Insurance Policies and, in this regard, to take such reasonable action as shall be necessary to permit recovery under any Primary Insurance Policies respecting defaulted Mortgage Loans. Any amounts collected by the Servicer under any Primary Insurance Policies shall be deposited in the Collection Account.

SECTION 2.9    Modifications.

(a)    Consistent with the terms of this Agreement, the Servicer may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of any such term or in any manner grant indulgence to any Mortgagor if in the Servicer’s reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to the Owner; provided, however, that the Servicer shall not permit any modification with respect to any Mortgage Loan that would (i) change the Mortgage Interest Rate, defer or forgive the payment of principal or interest, reduce or increase the outstanding principal balance (except for actual payments of principal) or change the final maturity date on such Mortgage Loan, or (ii) otherwise constitute a “significant modification” within the meaning of Treasury Regulations Section 1.860G-2(b) unless the Servicer has obtained the prior written consent of the Owner, which consent may be conditioned upon the Servicer’s providing to the Owner an Opinion of Counsel to the effect that such modification or amendment would not (i) result in the imposition of any tax under Section 860F(a) or Section
860G(d) of the Code, or (ii) affect the REMIC status of any trust and such modification is likely to produce a greater recovery with respect to such Mortgage Loan than would liquidation.

(b)    In the event of any such modification which has been agreed to in writing by the Owner and which permits the deferral of interest or principal payments on any Mortgage Loan, the Servicer shall, on the Business Day immediately preceding the Remittance Date in any month in which any such principal or interest payment has been deferred, deposit in the Custodial Account from its own funds, in accordance with Section 2.1 hereof, the difference between (i) such month’s principal and one month’s interest at the Mortgage Loan Remittance Rate on the unpaid principal balance of such Mortgage Loan and (ii) the amount paid by the Mortgagor. The Servicer shall be entitled to reimbursement for such advances to the same extent as for all other advances pursuant to Section 4.2 hereof. The Servicer may, as a condition to granting any request by a Mortgagor for consent, modification, waiver, forbearance or amendment, the granting of which is within the Servicer’s discretion pursuant to the Mortgage

Loan and is permitted by the terms of this Agreement, require that such Mortgagor pay to the Servicer, as additional servicing compensation, a reasonable or customary fee for the additional services performed in connection with such request, together with any related costs and expenses incurred by the Servicer, which amount shall be retained by the Servicer as additional servicing compensation.

(c)    Any payment of interest, which is deferred pursuant to any modification or amendment permitted hereunder, shall not, for purposes hereof, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan or such modification or amendment may so permit.

(d)    Without limiting the generality of the foregoing, the Servicer shall continue, and is hereby authorized and empowered, to prepare, execute and deliver, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties. The Servicer shall notify the Owner, in writing, of any modification, waiver, forbearance or amendment of any term of any Mortgage Loan and the date thereof, and shall deliver to the Owner for deposit in the related Mortgage File, an original counterpart of the agreement relating to such modification, waiver, forbearance or amendment, promptly (and in any event within ten Business Days) following the execution thereof; provided, however, that if any such modification, waiver, forbearance or amendment is required by applicable law to be recorded, the Servicer (i) shall deliver to the Owner a copy thereof and (ii) shall deliver to the Owner such document, with evidence of notification upon receipt thereof from the public recording office. Notwithstanding anything herein to the contrary, the Servicer may not enter into a forbearance agreement or similar arrangement with respect to any Mortgage Loan which runs more than 180 days after the first delinquent Due Date. Any such agreement shall be approved by any applicable holder of a Primary Insurance Policy, if required.

SECTION 2.10    Enforcement of Due-on-Sale Clauses; Assumption Agreements.

(a)    Except as otherwise provided in this Section, when any property subject to a Mortgage has been conveyed by the Mortgagor, the Servicer shall to the extent that it has knowledge of such conveyance, enforce any due-on-sale clause contained in any Mortgage Note or Mortgage, to the extent permitted under applicable law and governmental regulations, but only to the extent that such enforcement shall not adversely affect or jeopardize coverage under any Required Insurance Policy. Notwithstanding the foregoing, the Servicer is not required to exercise such rights with respect to a Mortgage Loan if the Person to whom the related Mortgaged Property has been conveyed or is proposed to be conveyed satisfies the terms and conditions contained in the Mortgage Note and Mortgage related thereto and the consent of the mortgagee under such Mortgage Note or Mortgage is not otherwise so required under such Mortgage Note or Mortgage as a condition to such transfer. In the event that the Servicer is prohibited by law from enforcing any such due-on-sale clause, or if coverage under any Required Insurance Policy would be adversely affected, or if nonenforcement is otherwise permitted hereunder, the Servicer is authorized, subject to Section 2.10(b), to take or enter into an assumption and modification agreement from or with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, unless prohibited by applicable state law, the Mortgagor remains liable thereon, provided that the Mortgage Loan shall continue to be covered (if so covered before the Servicer enters such agreement) by the applicable Required Insurance Policies. The Servicer, subject to Section 2.10(b), is also authorized with the prior approval of the insurers under any Required Insurance Policies to enter into a substitution of liability agreement with such Person, pursuant to which the original Mortgagor is released from liability and such Person is substituted as Mortgagor and becomes liable under the Mortgage Note. Notwithstanding the foregoing, the Servicer shall not be deemed to be in default under this Section by reason of any transfer or assumption which the Servicer reasonably believes it is restricted by law from preventing, for any reason whatsoever.

(b)    Subject to the Servicer’s duty to enforce any due-on-sale clause to the extent set forth in Section 2.10(a) hereof, in any case in which a Mortgaged Property has been conveyed to a Person by a Mortgagor, and such Person is to enter into an assumption agreement or modification agreement or supplement to the Mortgage Note or Mortgage that requires the signature of the Owner, or if an instrument of release signed by the Owner is required releasing the Mortgagor from liability on the Mortgage Loan, the Servicer shall prepare and deliver or cause to be prepared and delivered to the Owner for signature and shall direct, in writing, the Owner to execute the assumption agreement with the Person to whom the Mortgaged Property is to be conveyed and such modification agreement or supplement to the Mortgage Note or Mortgage or other instruments as are reasonable or necessary to carry out the terms of the Mortgage Note or Mortgage or otherwise to comply with any applicable laws regarding assumptions or the transfer of the Mortgaged Property to such Person. In connection with any such assumption, no material term of the Mortgage Note, as defined in Section 2.9(d) may be changed. In addition, the substitute Mortgagor and the Mortgaged Property must be acceptable to the Servicer in accordance with its underwriting standards as then in effect. Together with each such substitution, assumption or other agreement or instrument delivered to the Owner for execution by it, the Servicer shall deliver an Officer’s Certificate signed by a Servicing Officer stating that the requirements of this subsection have been met in connection therewith. The Servicer shall notify the Owner that any such substitution or assumption agreement has been completed by forwarding to the Owner the original of such substitution or assumption agreement, which in the case of the original shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. Any fee collected by the Servicer for entering into an assumption or substitution of liability agreement shall be retained by the Servicer as additional servicing compensation.

SECTION 2.11    Realization Upon Defaulted Mortgage Loans; REO Property; Repurchase of Certain Mortgage Loans.

(a)    Foreclosure.    The Servicer shall use reasonable efforts to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with such foreclosure or other conversion, the Servicer shall follow such practices and procedures as it shall deem necessary or advisable and as shall be normal and usual in its general mortgage servicing activities and meet the requirements of the insurer under any Required Insurance Policy; provided, however, that the Servicer shall not be required to expend its own funds in connection with any foreclosure or towards the restoration of any property unless it shall determine (i) that such restoration and/or foreclosure shall increase the proceeds of liquidation of the Mortgage Loan after reimbursement to itself of such expenses and (ii) that such expenses shall be recoverable to it through Liquidation Proceeds (respecting which it shall have priority for purposes of withdrawals from the Collection Account). The Servicer shall be responsible for all other costs and expenses incurred by it in any such proceedings; provided, however, that it shall be entitled to reimbursement thereof from the Liquidation Proceeds with respect to the related Mortgaged Property. If the Servicer has knowledge that a Mortgaged Property which the Servicer is contemplating acquiring in foreclosure or by deed in lieu of foreclosure is located within a one (1) mile radius of any site listed in the “Expenditure Plan” for the Hazardous Substance Clean Up Bond Act of 1984 or other site with environmental or hazardous waste risks known to the Servicer, the Servicer shall, prior to acquiring the Mortgaged Property, consider such risks and only take action in accordance with its established environmental review procedures.

(b)    REO Property.    With respect to any REO Property, the deed or certificate of sale shall be taken in the name of the Owner or its nominee. The Owner’s name shall be placed on the title to such REO Property solely as the Owner hereunder and not in its individual capacity. The Servicer shall ensure that the title to such REO Property references the Owner’s capacity under any trust agreement or similar agreement. Pursuant to its efforts to sell such REO Property, the Servicer shall either itself or through an agent selected by the Servicer protect and conserve such REO Property in the same manner and to such extent as is customary in the locality where such REO Property is located and may, incident to its conservation and protection of the interests of the Owner, rent the same, or any part thereof, as the Servicer deems to be in the best interest of the Owner for the period prior to the sale of such REO Property, subject to Section 2.11(c). The Servicer shall prepare for and deliver to the Owner a statement with respect to each REO Property that has been rented showing the aggregate rental income received and all expenses incurred in connection with the management and maintenance of such REO Property at such times as is necessary to enable the Owner to comply with the reporting requirements of the REMIC Provisions. The net monthly rental income, if any, from such REO Property shall be deposited in the Collection Account no later than the close of business on each Determination Date. The Servicer shall perform the tax reporting and withholding required by Sections 1445 and 6050J of the Code with respect to foreclosures and abandonments, the tax reporting required by Section 6050H of the Code with respect to the receipt of mortgage interest from individuals and any tax reporting required by Section 6050P of the Code with respect to the cancellation of indebtedness by certain financial entities, by preparing such tax and information returns as may be required, in the form required, and delivering the same to the Owner for filing.

(c)    REMIC Compliance.    In the event that the Owner acquires any Mortgaged Property as aforesaid or otherwise in connection with a default or imminent default on a Mortgage Loan, the Servicer shall use its best efforts to dispose of such Mortgaged Property at its fair market value prior to three (3) years after its acquisition by the Owner unless the Owner shall have been supplied with an Opinion of Counsel to the effect that the holding by the Owner of such Mortgaged Property subsequent to such three-year period shall not result in the imposition of taxes on “prohibited transactions” of any REMIC hereunder as defined in section 860F of the Code or cause any REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding, in which case the Owner may continue to hold such Mortgaged Property (subject to any conditions contained in such Opinion of Counsel). Notwithstanding any other provision of this Agreement, (i) the Servicer shall not authorize or permit any construction on any REO Property, other than the completion of a building or other improvements thereon, and then only if more than 10 percent of the construction of such building or other improvement was completed before default on the related Mortgage Loan became imminent within the meaning of Code Section 856(e)(4)(B) and (ii) no Mortgaged

Property acquired by the Owner shall be rented (or allowed to continue to be rented), leased or otherwise used for the production of income by or on behalf of the Owner in such a manner or pursuant to any terms that would (1) cause such Mortgaged Property to fail to qualify as “foreclosure property” within the meaning of section 860G(a)(8) of the Code, (2) result in the receipt of any income from “non-permitted assets” within the meaning of Section 860F(a)(2) of the Code, or (3) subject any applicable REMIC to the imposition of any federal, state or local income taxes on the income earned from such Mortgaged Property under Section 860G(c) of the Code or otherwise, unless the Servicer has agreed to indemnify and hold harmless the Owner with respect to the imposition of any such taxes.

(d)    Non-U.S. Mortgagors.    In the event of a default on a Mortgage Loan one or more of whose obligor is not a United States Person, as that term is defined in Section 7701(a)(30) of the Code, in connection with any foreclosure or acquisition of a deed in lieu of foreclosure in respect of such Mortgage Loan, the Servicer shall cause compliance with the provisions of Treasury Regulation Section 1.1445-2(d)(3) (or any successor thereto) necessary to assure that no withholding tax obligation arises with respect to the proceeds of such foreclosure except to the extent, if any, that proceeds of such foreclosure are required to be remitted to the obligors on such Mortgage Loan.

(e)    Foreclosure Proceeds.    The decision of the Servicer to foreclose on a defaulted Mortgage Loan shall be subject to a determination by the Servicer that the proceeds of such foreclosure would exceed the costs and expenses of bringing such a proceeding. The income earned from the management of any REO Properties, net of reimbursement to the Servicer for expenses incurred (including any property or other taxes) in connection with such management and net of unreimbursed Servicing Fees, Monthly Advances and Servicing Advances, shall be applied to the payment of principal of and interest on the related defaulted Mortgage Loans (with interest accruing as though such Mortgage Loans were still current) and all such income shall be deemed, for all purposes in this Agreement, to be payments on account of principal and interest on the related Mortgage Notes and shall be deposited into the Collection Account. To the extent the net income received during any calendar month is in excess of the amount attributable to amortizing principal and accrued interest at the related Mortgage Rate on the related Mortgage Loan for such calendar month, such excess shall be considered to be a partial prepayment of principal of the related Mortgage Loan.

The proceeds from any liquidation of a Mortgage Loan, as well as any income from any related REO Property, shall be applied in the following order of priority: first, to reimburse the Servicer for any related unreimbursed Servicing Advances; second, to reimburse the Servicer for any unreimbursed Monthly Advances; third, to reimburse the Collection Account for any Nonrecoverable Advances (or portions thereof) that were previously withdrawn by the Servicer pursuant to Section 4.2(c) that related to such Mortgage Loan; fourth, to accrued and unpaid interest (to the extent no Monthly Advance has been made for such amount or any such Monthly Advance has been reimbursed) on the Mortgage Loan or related REO Property, at the Net Mortgage Rate to the Due Date occurring in the month in which such amounts are required to be distributed; fifth, as a recovery of principal of the Mortgage Loan; and sixth, to pay the Servicer for any outstanding Serving Fees. Excess Proceeds, if any, from the liquidation of a Liquidated Mortgage Loan shall be retained by the Servicer as additional servicing compensation pursuant to Section 3.2.

(f)    Servicer Purchase Option.    The Servicer, in its sole discretion, shall have the right to purchase for its own account from the Owner any Mortgage Loan which is 91 days or more delinquent at a price equal to the Purchase Price. The Purchase Price for any Mortgage Loan purchased hereunder shall be deposited in the Collection Account and the Owner, upon receipt of a certificate from the Servicer in the form of Exhibit A hereto, shall release or cause to be released to the purchaser of such Mortgage Loan the related Mortgage File and shall execute and deliver such instruments of transfer or assignment prepared by the purchaser of such Mortgage Loan, in each case without recourse, as shall be necessary to vest in the purchaser of such Mortgage Loan any Mortgage Loan released pursuant hereto and the purchaser of such Mortgage Loan shall succeed to all the Owner’s right, title and interest in and to such Mortgage Loan and all security and documents related thereto. Such assignment shall be an assignment outright and not for security. The purchaser of such Mortgage Loan shall thereupon own such Mortgage Loan, and all security and documents, free of any further obligation to the Owner with respect thereto.

SECTION 2.12    Satisfaction of Mortgages and Release of Mortgage Files.

(a)    Upon the payment in full of any Mortgage Loan, or the receipt by the Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Servicer will immediately notify the Owner by a certification of a Servicing Officer, which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Custodial Account pursuant to Section 4.1 hereof have been or will be so deposited, and shall request delivery to it of the portion of the Mortgage File held by the Owner. The Owner shall no later than five (5) Business Days after receipt of such certification and request, release or cause to be released to the Servicer, the related Mortgage Loan Documents and, upon its receipt of such documents, the Servicer shall promptly prepare and deliver to the Owner the requisite satisfaction or release. No later than three (3) Business Days following its receipt of such satisfaction or release, the Owner shall deliver, or cause to be delivered, to the Servicer properly executed by the owner of record of the applicable mortgage or its duly appointed attorney in fact the request for reconveyance, deed of reconveyance or release or satisfaction of mortgage or such instrument releasing the lien of the Mortgage in each case provided by the Servicer, together with the Mortgage Note with written evidence of cancellation thereon. If, however, the Mortgage is registered on the MERS System, the Servicer shall cause the removal from registration of such Mortgage from the MERS System. Expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the related Mortgagor. No expense incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Custodial Account.

(b)    In the event the Servicer satisfies or releases a Mortgage without having obtained payment in full of the indebtedness secured by the Mortgage or should it otherwise prejudice any right the Owner may have under the mortgage instruments, the Servicer, upon written demand, shall remit within two (2) Business Days to the Owner the then outstanding principal balance of the related Mortgage Loan by deposit thereof in the Custodial Account. The Servicer shall maintain the Fidelity Bond and errors and omissions insurance insuring the Servicer against any loss it may sustain with respect to any Mortgage Loan not satisfied in accordance with the procedures set forth herein.

SECTION 2.13    Release of Mortgage Files.

(a)    From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, including for the purpose of collection under any Primary Insurance Policy, collection under any policy of flood insurance, any fidelity bond or errors or omissions policy, or for the purposes of effecting a partial release of any Mortgaged Property from the lien of the Mortgage or the making of any corrections to the Mortgage Note or the Mortgage or any of the other documents included in the Mortgage File, the Owner shall, upon request of the Servicer and delivery to the Owner of a Request for Release substantially in the form of Exhibit A signed by a Servicing Officer, release the portion of the Mortgage File held by the Owner to the Servicer. Such Request for Release shall obligate the Servicer to return the related Mortgage Loan Documents to the Owner when the need therefor by the Servicer no longer exists, unless the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Custodial Account, or the related Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Servicer has delivered to the Owner a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of a certificate of a Servicing Officer stating that such Mortgage Loan was liquidated, the Request for Release shall be released by the Owner to the Servicer.

(b)    From time to time the Servicer may have a need for Mortgage Loan Documents to be released from Owner, or its designee. The Owner shall, upon the written request of the Servicer, within ten (10) Business Days, deliver (or cause to be delivered) to the Servicer, any requested documentation previously delivered to Owner, or its designee, as part of the Mortgage File, provided that such documentation is promptly returned to Owner, or its designee, as the case may be, when the Servicer no longer requires possession of the document, and provided that during the time that any such documentation is held by the Servicer, such possession is in trust for the benefit of Owner. The Servicer shall indemnify the Owner from and against any and all losses, claims, damages, penalties, fines, forfeitures, costs and expenses (including court costs and reasonable attorney’s fees) resulting from or related to the loss, damage, or misplacement of any documentation delivered to the Servicer pursuant to this paragraph.

ARTICLE III

GENERAL SERVICING PROCEDURES

SECTION 3.1    Documents Records and Funds in Possession of Servicer to be Held for the Owner.

Notwithstanding any other provisions of this Agreement, the Servicer shall transmit to the Owner as required by this Agreement all documents and instruments in respect of a Mortgage Loan coming into the possession of the Servicer from time to time and shall account fully to the Owner for any funds received by the Servicer or which otherwise are collected by the Servicer as Liquidation Proceeds or Insurance Proceeds in respect of any Mortgage Loan. All Mortgage Files and funds collected or held by, or under the control of, the Servicer in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds, including but not limited to, any funds on deposit in the Collection Account, shall be held by the Servicer for and on behalf of the Owner and shall be and remain the sole and exclusive property of the Owner, subject to the applicable provisions of this Agreement. The Servicer also agrees that it shall not create, incur or subject any Mortgage File or any funds that are deposited in the Collection Account or any Escrow Account, or any funds that otherwise are or may become due or payable to the Owner to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance, or assert by legal action or otherwise any claim or right of setoff against any Mortgage File or any funds collected on, or in connection with, a Mortgage Loan, except, however, that the Servicer shall be entitled to set off against and deduct from any such funds any amounts that are properly due and payable to the Servicer under this Agreement.

SECTION 3.2    Servicing Compensation.

As compensation for its activities hereunder, the Servicer shall be entitled to retain or withdraw from the Collection Account from full payments of accrued interest on each Mortgage Loan an amount equal to the Servicing Fee for such Mortgage Loan.

Additional servicing compensation in the form of Excess Proceeds, Prepayment Interest Excess, Prepayment Premium, assumption fees, late payment charges and all income and gain net of any losses realized from Permitted Investments shall be retained by the Servicer to the extent not required to be deposited in the Collection Account pursuant to Section 4.1 hereof. The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder (including payment of any premiums for hazard insurance and any Primary Insurance Policy and maintenance of the other forms of insurance coverage required by this Agreement) and shall not be entitled to reimbursement therefor except as specifically provided in this Agreement.

SECTION 3.3    Access to Certain Documentation and Information Regarding the Mortgage Loans.

The Servicer shall afford the Owner reasonable access to all records and documentation regarding the Mortgage Loans and all accounts, insurance information and other matters relating to this Agreement, such access being afforded without charge, but only upon reasonable request and during normal business hours at the office designated by the Servicer.

Upon reasonable advance notice in writing, the Servicer shall provide to Owner which is a savings and loan association, savings bank, bank or insurance company certain reports and reasonable access to information and documentation regarding the Mortgage Loans sufficient to permit Owner to comply with applicable regulations of the OTS or other regulatory authorities with respect to investment in the Certificates; provided that the Servicer shall be entitled to be reimbursed by each Owner for actual expenses incurred by the Servicer in providing such reports and access.

The Servicer shall provide to the OTS and the FDIC and to comparable regulatory authorities supervising the Owner and the examiners and supervisory agents of the OTS, the FDIC and such other authorities, access to the documentation regarding the Mortgage Loans required by applicable regulations of the OTS and the FDIC. Such access shall be afforded without charge, but only upon reasonable and prior written request and during normal business hours at the offices designated by the Servicer. Nothing in this Section shall limit the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of the Servicer to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section.

SECTION 3.4    Annual Statement as to Compliance.

The Servicer shall and shall cause any subservicers to deliver to the Owner on or before [60] days after the end of the Servicer’s fiscal year, commencing with its [200_] fiscal year, an Officer’s Certificate stating, as to the signer thereof, that (i) a review of the activities of the Servicer during the preceding calendar year and of the performance of the Servicer under this Agreement has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. The Owner shall forward a copy of each such statement to each Rating Agency.

SECTION 3.5    Annual Independent Public Accountants’ Servicing Statement; Financial Statements.

On or before [60] days after the end of the Servicer’s fiscal year, commencing with its [200_] fiscal year, the Servicer at its expense shall cause a nationally or regionally recognized firm of independent public accountants (who may also render other services to the Servicer or any affiliate thereof) which is a member of the American Institute of Certified Public Accountants to furnish a statement to the Owner to the effect that such firm has examined certain documents and records relating to the servicing of the Mortgage Loans under this Agreement or of mortgage loans under pooling and servicing agreements substantially similar to this Agreement (such statement to have attached thereto a schedule setting forth the pooling and servicing agreements covered thereby) and that, on the basis of such examination, conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for Fannie Mae and Freddie Mac, such servicing has been conducted in compliance with such pooling and servicing agreements except for such significant exceptions or errors in records that, in the opinion of such firm, the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for Fannie Mae and Freddie Mac requires it to report. In rendering such statement, such firm may rely, as to matters relating to direct servicing of mortgage loans by Subservicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for Fannie Mae and Freddie Mac (rendered within one year of such statement) of independent public accountants with respect to the related Subservicer. Copies of such statement shall be provided by the Owner to any Certificateholder upon request at the Servicer’s expense, provided that such statement is delivered by the Servicer to the Owner.

SECTION 3.6    Errors and Omissions Insurance; Fidelity Bonds.

The Servicer shall for so long as it acts as Servicer under this Agreement, obtain and maintain in force (a) a policy or policies of insurance covering errors and omissions in the performance of its obligations as Servicer hereunder and (b) a fidelity bond in respect of its officers, employees and agents. Each such policy or policies and bond shall, together, comply with the requirements from time to time of Fannie Mae or Freddie Mac for persons performing servicing for mortgage loans purchased by Fannie Mae or Freddie Mac. In the event that any such policy or bond ceases to be in effect, the Servicer shall obtain a comparable replacement policy or bond from an insurer or issuer, meeting the requirements set forth above as of the date of such replacement.

SECTION 3.7    Compliance with REMIC Provisions.

If a REMIC election has been made with respect to the arrangement under which the Mortgage Loans and REO Property are held, the Servicer shall not take any action, cause the REMIC to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of the REMIC as a REMIC or (ii) result in the imposition of a tax upon the REMIC (including but not limited to the tax on “prohibited transactions” as defined Section 860 (a) (2) of the Code and the tax on “contributions” to a REMIC set forth in Section 860(d) of the Code) unless the Servicer has received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such REMIC status or result in the imposition of any such tax.

SECTION 3.8    Sarbanes-Oxley Certifications.

(a)    For so long as the Mortgage Loans are being master serviced by a master servicer in a securitization transaction (the “Master Servicer”), by [                    ] of each year (or if not a Business Day, the immediately preceding Business Day), or at any other time upon thirty (30) days written request, an officer of the Servicer shall execute and deliver an Officer’s Certificate to the Master Servicer for the benefit of such Master Servicer and its officers, directors and affiliates, certifying as to the following matters:

(i)    Based on my knowledge, the information in the Annual Statement of Compliance, the Annual Independent Public Accountant’s Servicing Report and all servicing reports, officer’s certificates and other information relating to the servicing of the Mortgage Loans submitted to the Master Servicer taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the date of this certification;

(ii)    The servicing information required to be provided to the Master Servicer by the Servicer under this Servicing Agreement has been provided to the Master Servicer;

(iii)    I am responsible for reviewing the activities performed by the Servicer under the Servicing Agreement and based upon the review required by this Servicing Agreement, and except as disclosed in the Annual Statement of Compliance or the Annual Independent Public Accountant’s Servicing Report, the Servicer has, as of the date of this certification fulfilled its obligations under this Servicing Agreement; and

(iv)    I have disclosed to the Master Servicer all significant deficiencies relating to the Servicer’s compliance with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar standard as set forth in the Servicing Agreement.

(b)    The Servicer shall indemnify and hold harmless the Master Servicer and its officers, directors, agents and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach by the Servicer or any of its officers, directors, agents or affiliates of its obligations under this Section 3.8 or the negligence or willful misconduct of the Servicer in connection therewith. If the indemnification provided for herein is unavailable or insufficient to hold harmless the Master Servicer, then the Servicer agrees that it shall contribute to the amount paid or payable by the Master Servicer as a result of the losses, claims, damages or liabilities of the Master Servicer in such proportion as is appropriate to reflect the relative fault of the Master Servcier on the one hand and the Servicer on the other in connection with a breach of the Servicer’s obligations under this Section 3.8 or the Servicer’s negligence or willful misconduct in connection therewith.

SECTION 3.9    Privacy.

The Servicer hereby covenants to hold and treat all Confidential Information in confidence in accordance with this Section 3.9. The Servicer, including its subsidiaries, affiliates, directors, officers, employees, agents or controlling persons, agrees that it

(a)    shall comply with any applicable laws and regulations regarding the privacy and security of Confidential Information; and

(b)    shall not use Confidential Information in any manner inconsistent with any applicable laws and regulations regarding the privacy and security of such Confidential Information.

Disclosure of any Confidential Information by the Servicer at the request of its outside auditors or governmental regulatory authorities in connection with an examination of the Servicer by any such authority shall not constitute a breach of its obligations under this Section 3.9 and shall not require the prior consent of the Mortgagor so long as such disclosure is not in violation of the Right to Financial Privacy Act of 1978, as amended, the Gramm-Leach-Bliley Act of 1999 or other applicable law.

ARTICLE IV

ACCOUNTS AND PAYMENTS

SECTION 4.1    Collection Account.

(a)    The Servicer shall establish and maintain a Collection Account into which the Servicer shall deposit or cause to be deposited no later than one (1) Business Day after receipt, except as otherwise specifically provided herein, the following payments and collections received by it in respect of Mortgage Loans subsequent to the Cut-off Date (other than in respect of principal and interest due on the Mortgage Loans on or before the Cut-off Date) and the following amounts required to be deposited hereunder:

(i)    all payments on account of principal on the Mortgage Loans, including Principal Prepayments;

(ii)    all payments on account of interest on the Mortgage Loans;

(iii)    all Insurance Proceeds and Liquidation Proceeds, other than proceeds to be applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the related Servicer’s normal servicing procedures;

(iv)    any amount required to be deposited by the related Servicer pursuant to Section 4.1(b) in connection with any losses on Permitted Investments;

(v)    any amounts required to be deposited by the related Servicer pursuant to Section 2.8(b)(a), 2.8(e), and in respect of net monthly rental income from REO Property pursuant to Section 2.11 hereof;

(vi)    [all Substitution Adjustment Amounts (as such term is defined in the Sales Agreement)] [maybe these should go into the distribution account];

(vii)    all payments of Prepayment Premiums with respect to the Mortgage Loans conveyed by Owner pursuant to this Agreement; and

(viii)    any other amounts required to be deposited hereunder.

The foregoing requirements for deposit by the Servicer shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of Prepayment Premiums not conveyed to the Owner, late payment charges or assumption fees, if collected, need not be deposited by the Servicer. In the event that the Servicer shall deposit any amount not required to be deposited, it may at any time withdraw or direct the institution maintaining the Collection Account to withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding. Such withdrawal or direction may be accomplished by delivering written notice thereof to the Owner or such other institution maintaining the Collection Account which describes the amounts deposited in error in the Collection Account. The Servicer shall maintain adequate records with respect to all withdrawals made pursuant to this Section. All funds deposited in the Collection Account shall be held in trust for the Owner until withdrawn in accordance with Section 4.2.

(b)    Investment.    Each institution at which the Collection Account is maintained shall invest the funds therein as directed in writing by the related Servicer in Permitted Investments, which shall mature not later than the second Business Day immediately preceding the related Remittance Date (except that if such Permitted Investment is an obligation of the institution that maintains such account, then such Permitted Investment shall mature not later than the Business Day immediately preceding such Remittance Date). All such Permitted Investments shall be made in the name of the Owner. All income and gain net of any losses realized from any such investment of funds on deposit in the Collection Account shall be for the benefit of the related Servicer as servicing compensation and shall be remitted to it monthly as provided herein. The amount of any realized losses in the Collection Account incurred in any such account in respect of any such investments shall promptly be deposited by the Servicer in the Collection Account.

(c)    The Servicer shall give notice to the Owner of any proposed change of the location of the Collection Account prior to any change thereof.

SECTION 4.2    Permitted Withdrawals from the Collection Account.

The Servicer may from time to time make withdrawals from the Collection Account for the following purposes:

(a)    to pay to itself (to the extent not previously retained by the Servicer) the servicing compensation to which it is entitled pursuant to Section 3.2, and to pay to the Servicer, as additional servicing compensation, earnings on or investment income with respect to funds in or credited to the Collection Account;

(b)    to reimburse itself for unreimbursed Monthly Advances made by it, such right of reimbursement pursuant to this subclause (ii) being limited to amounts received on the Mortgage Loan(s) in respect of which any such Monthly Advance was made;

(c)    to reimburse itself for any Nonrecoverable Advance previously made;

(d)    to reimburse itself for Insured Expenses from the related Insurance Proceeds;

(e)    to reimburse itself for unreimbursed Servicing Advances, but limited to amounts received on such Mortgage Loan(s) which represent late recoveries of the payments for which such advances were made;

(f)    to reimburse itself for expenses incurred by the Servicer and reimbursable pursuant to Section 7.2 hereof;

(g)    to withdraw any amount deposited in the Collection Account and not required to be deposited therein; and

(h)    on or prior to the Remittance Date, to withdraw an amount equal to (a) the remaining amount held in the Collection Account at the close of business on the related

Determination Date net of the Amount Held for Future Distribution and (b) any Monthly Advances for the related Remittance Date and remit such amount to the Owner.

The Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Collection Account pursuant to such subclauses (a), (b), (c), (d) and (e). Prior to making any withdrawal from the Collection Account pursuant to subclause (c), the Servicer shall deliver to the Owner an Officer’s Certificate of a Servicing Officer indicating the amount of any previous Monthly Advance determined by the related Servicer to be a Nonrecoverable Advance and identifying the related Mortgage Loans(s), and their respective portions of such Nonrecoverable Advance.

SECTION 4.3    Remittances.

(a)    On each Remittance Date, the Servicer shall distribute by wire transfer to the Owner:

(i)    all amounts withdrawn from the Collection Account under Section 4.2(h), plus

(ii)    any Buydown Funds available under Section 2.7, plus.

(iii)    all Monthly Advances, if any, which the Servicer is obligated to make pursuant to Section 4.4(a) hereof, plus

(iv)    all Compensating Interest Payments, if any, which the Servicer is obligated to make pursuant to Section 4.4(d) hereof.

It is understood that the remittance on the first Remittance Date for a group of Mortgage Loans is to include principal collected after the applicable Cut-off Date, through the preceding Determination Date plus interest, adjusted to the Mortgage Loan Remittance Rate collected through such Determination Date exclusive of any portion thereof allocable to the period prior to such Cut-off Date, with the adjustments specified in clauses (iii) and (iv) above.

(b)    With respect to any remittance received by the Owner after the Business Day on which such payment was due, the Servicer shall pay to the Owner interest on any such late payment at an annual rate equal to the Prime Rate, adjusted as of the date of each change, plus one percentage point, but in no event greater than the maximum amount permitted by applicable law. Such interest shall be deposited in the Custodial Account by the Servicer on the date such late payment is made and shall cover the period commencing with the day following such Business Day and ending with the Business Day on which such payment is made, both inclusive. Such interest shall be remitted along with the distribution payable on the next succeeding Remittance Date. The payment by the Servicer of any such interest shall not be deemed an extension of time for payment or a waiver of any Event of Default by the Servicer.

SECTION 4.4    Advances; Compensating Interest Payments.

(a)    Monthly Advances.    The Servicer shall determine on or before each Remittance Date whether it is required to make an Monthly Advance pursuant to the definition thereof. If the Servicer determines it is required to make an Monthly Advance, it shall, on or before the Remittance Date, either (i) deposit into the Collection Account an amount equal to the Monthly Advance or (ii) make an appropriate entry in its records relating to the Collection Account that any Amount Held for Future Distribution has been used by the Servicer in discharge of its obligation to make any such Monthly Advance. Any funds so applied shall be replaced by the Servicer by deposit in the Collection Account no later than the close of business on the next Remittance Date. The Servicer shall be entitled to be reimbursed from the Collection Account for all Monthly Advances of its own funds made pursuant to this Section as provided in Section 4.2. The obligation to make Monthly Advances with respect to any Mortgage Loan shall continue if such Mortgage Loan has been foreclosed or otherwise terminated and the related Mortgaged Property has not been liquidated.

The Servicer shall deliver to the Owner on the related Remittance Date an Officer’s Certificate of a Servicing Officer indicating the amount of any proposed Monthly Advance determined by the Servicer to be a Nonrecoverable Advance.

(b)    Servicing Advances.    The Servicer shall advance all customary, reasonable and necessary “out of pocket” costs and expenses incurred in the performance by the Servicer of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of a Mortgaged Property, (ii) any expenses reimbursable to the Servicer pursuant to Section 2.11 and any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO Property and (iv) compliance with the obligations under Section 2.8 (each a “Servicing Advance”).

(c)    Escrow Advances.    In accordance with the standards of Section 2.1(a), the Servicer shall advance any Escrow Payments that are not timely paid by the Mortgagors on the date when the tax, premium or other cost for which such payment is intended is due (each an “Escrow Advance”), but the Servicer shall be required so to advance only to the extent that such advances, in the good faith judgment of the Servicer, will be recoverable by the Servicer out of Insurance Proceeds, Liquidation Proceeds or otherwise. Escrow Advance advances shall be reimbursable in the first instance from related collections from the Mortgagors, and further from Insurance Proceeds, Liquidations Proceeds or otherwise. The costs incurred by the Servicer, if any, in effecting the timely payments of taxes and assessments on the Mortgaged Properties and related insurance premiums shall not be added to the Scheduled Principal Balances of the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit.

(d)    Compensating Interest Payments.    On each Remittance Date, the Servicer shall be required to remit Compensating Interest Payments to the Owner, but only to the extent that Prepayment Interest Shortfalls shall not exceed the aggregate Servicing Fee payable to the Servicer on the related Remittance Date not actually paid by the Servicer.

SECTION 4.5    Servicer Monthly Statements.

Not later than the second Business Day preceding the Remittance Date, the Servicer shall prepare and make available to the Owner a statement setting forth the following information with respect to the related remittance:

(i)    the amount thereof allocable to principal, separately identifying the aggregate amount of any Principal Prepayments and Liquidation Proceeds included therein;

(ii)    the Pool Scheduled Principal Balance for the following Remittance Date;

(iii)    the amount of the Servicing Fees paid to or retained by the Servicer with respect to such Remittance Date;

(iv)    the amount of Monthly Advances included in the distribution on such Remittance Date and the aggregate amount of Monthly Advances outstanding as of the close of business on such Remittance Date;

(v)    the number and aggregate principal amounts of Mortgage Loans (A) delinquent (exclusive of Mortgage Loans in foreclosure) (1) 1 to 30 days (2) 31 to 60 days (3) 61 to 90 days and (4) 91 or more days and (B) in foreclosure and delinquent (1) 1 to 30 days (2) 31 to 60 days (3) 61 to 90 days and (4) 91 or more days, as of the close of business on the last day of the calendar month preceding such Remittance Date;

(vi)    with respect to any Mortgage Loan that became an REO Property during the preceding calendar month, the loan number and Scheduled Principal Balance of such Mortgage Loan as of the close of business on the Determination Date preceding such Remittance Date and the date of acquisition thereof;

(vii)    the total number and principal balance of any REO Properties (and market value, if available) as of the close of business on the Determination Date preceding such Remittance Date;

(viii)    the aggregate amount of Realized Losses incurred during the preceding calendar month;

(ix)    the Special Hazard Loss Coverage Amount, the Fraud Loss Coverage Amount and the Bankruptcy Loss Coverage Amount, in each case as of the related Determination Date; and

SECTION 4.6    Establishment of Escrow Accounts; Deposits in Escrow Accounts.

(a)    The Servicer shall segregate and hold all funds collected and received pursuant to each Mortgage Loan which constitute Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts. Each Escrow Account shall be an Eligible Account. Funds deposited in an Escrow Account may be drawn on by the Servicer in accordance with Section 4.7 hereof.

(b)    The Servicer shall deposit in the Escrow Account or Accounts within two (2) Business Days of receipt, and retain therein:

(i)    all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement;

(ii)    all Insurance Proceeds which are to be applied to the restoration or repair of any Mortgaged Property; and

(iii)    all Escrow Advances for Mortgagors whose Escrow Payments are insufficient to cover escrow disbursements.

(c)    The Servicer shall make withdrawals from the Escrow Account only to effect such payments as are required under this Agreement and for such other purposes as shall be as set forth or in accordance with Section 4.7 hereof. The Servicer shall be entitled to retain any interest paid on funds deposited in the Escrow Account by the depository institution other than interest on escrowed funds required by law to be paid to the Mortgagor and, to the extent required by law, the Servicer shall pay interest on escrowed funds to the Mortgagor notwithstanding that the Escrow Account is non-interest bearing or that interest paid thereon is insufficient for such purposes.

SECTION 4.7    Permitted Withdrawals From Escrow Account.

Withdrawals from the Escrow Account may be made by the Servicer only:

(a)    to effect timely payments of ground rents, taxes, assessments, water rates, mortgage insurance premiums, Primary Insurance Policy premiums, if applicable, fire and hazard insurance premiums or condominium assessments and comparable items;

(b)    to reimburse the Servicer for any Escrow Advance made by Servicer with respect to a related Mortgage Loan but only from amounts received on the related Mortgage Loan which represent late payments or collections of Escrow Payments thereunder;

(c)    to refund to the Mortgagor any funds as may be determined to be overages;

(d)    for transfer to the Custodial Account in accordance with the terms of this Agreement;

(e)    for application to restoration or repair of the Mortgaged Property;

(f)    to pay to the Servicer, or to the Mortgagor to the extent required by law, any interest paid on the funds deposited in the Escrow Account; as part of its servicing duties, the Servicer shall pay to the Mortgagors interest on funds in Escrow Account, to the extent required by law, and to the extent that interest earned on funds in the Escrow Account is insufficient, shall pay such interest from its own funds, without any reimbursement therefor;

(g)    to clear and terminate the Escrow Account upon the termination of this Agreement; and

(h)    to pay to the Mortgagors or other parties Insurance Proceeds deposited in accordance with Section 2.7 hereof.

ARTICLE V

THE SERVICER

SECTION 5.1    Representations, Warranties and Covenants of a Servicer.

E*TRADE Bank, as Servicer, hereby makes the representations and warranties set forth below to the Owner as of the Closing Date.

(i)    E*TRADE Bank is duly organized and is validly existing and in good standing under the laws of the United States and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by E*TRADE Bank.

(ii)    E*TRADE Bank has the full corporate power and authority to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and has duly authorized by all necessary corporate action on the part of E*TRADE Bank the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery thereof by the other parties thereto, constitutes a legal, valid and binding obligation of E*TRADE Bank, enforceable against E*TRADE Bank in accordance with its terms, except that (A) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors’ rights generally and (B) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(iii)    The execution and delivery of this Agreement by E*TRADE Bank, the consummation of any other of the transactions contemplated by this Agreement, and the fulfillment of or compliance with the terms thereof are in the ordinary course of business of E*TRADE Bank and will not (A) result in a material breach of any term or provision of the charter or by-laws of E*TRADE Bank or (B) materially conflict with, result in a material breach, violation or acceleration of, or result in a material default under, the terms of any other material agreement or instrument to which E*TRADE Bank is a party or by which it may be bound, or (C) constitute a material violation of any statute, order or regulation applicable to E*TRADE Bank of any court, regulatory body, administrative agency or governmental body having jurisdiction over E*TRADE Bank; and E*TRADE Bank is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair E*TRADE Bank’s ability to perform or meet any of its obligations under this Agreement.

(iv)    No litigation is pending or, to the best of E*TRADE Bank’s knowledge, threatened, against E*TRADE Bank that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the ability of E*TRADE Bank to perform any of its other obligations under this Agreement in accordance with the terms thereof.

(v)    No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by E*TRADE Bank of, or compliance by E*TRADE Bank with, this Agreement or the consummation of the transactions contemplated thereby, or if any such consent, approval, authorization or order is required, E*TRADE Bank has obtained the same.

SECTION 5.2    Merger or Consolidation of the Servicer.

The Servicer shall keep in full effect its existence, rights and franchises as a bank under the laws of the United States.

Any Person into which the Servicer may be merged or consolidated, or any Person resulting from any merger or consolidation to which the Servicer shall be a party, or any person succeeding to the business of the Servicer, shall be the successor of the Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

SECTION 5.3    Limitation on Resignation of Servicer.

The Servicer shall not resign from the obligations and duties hereby imposed on it except (a) upon appointment of a successor servicer and receipt by the Owner of a letter from each Rating Agency that such a resignation and appointment shall not result in a downgrading of the rating of any certificates or (b) upon determination that its duties hereunder are no longer permissible under applicable law. Any such determination under clause (b) permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Owner. No such resignation shall become effective until the Owner or a successor Servicer shall have assumed or engaged a successor servicer to assume the Servicer’s responsibilities, duties, liabilities and obligations as a Servicer hereunder.

SECTION 5.4    Inspection and Audit Rights.

The Servicer agrees that it shall permit, and shall cause each subservicer to permit, on reasonable prior notice and during normal business hours, any representative of the Owner to examine all the books of account, records, reports and other papers of the Servicer (or subservicer) relating to the Mortgage Loans, to make copies and extracts therefrom, to cause such books to be audited by independent certified public accountants selected by the Owner, and to discuss its affairs, finances and accounts relating to the Mortgage Loans with its officers, employees and independent public accountants, all at such reasonable times and as often as may be reasonably requested. Any out-of-pocket expense incident to the exercise by the Owner of any right under this Section 5.4 shall be borne by the Owner.

ARTICLE VI

DEFAULT

SECTION 6.1    Events of Default.

“Event of Default,” wherever used herein, means any one of the following events:

(a)    any failure by the Servicer to deposit in the Collection Account or remit to the Owner any payment required to be made under the terms of this Agreement, which failure shall continue unremedied for five (5) days after the date upon which written notice of such failure shall have been given to the Servicer by the Owner; or

(b)    any failure by the Servicer to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer contained in this Agreement, which failure materially affects the rights of the Owner, that failure continues unremedied for a period of thirty (30) days after the date on which written notice of such failure shall have been given to the Servicer by the Owner; or

(c)    failure by the Servicer to duly perform, within the required time period, its obligations under Section 3.8 which failure continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Owner or by any master servicer responsible for master servicing the Mortgage Loans pursuant to a securitization of such Mortgage Loans; or

(d)    a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of sixty (60) consecutive days; or

(e)    the Servicer shall consent to the appointment of a receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or all or substantially all of the property of the Servicer; or

(f)    the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of, or commence a voluntary case under, any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations.

SECTION 6.2    Termination Clause.

(a)    If an Event of Default shall occur, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Owner may (with a copy to each Rating Agency), subject to Section 6.2(b) terminate all of the rights and obligations of the Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof.

(b)    The Owner hereby agrees that if it intends to terminate the Servicer under this Section 6.2, the Owner shall provide written notice to the Servicer. Ten Business Days after the receipt by the Servicer of such written notice, all authority and power of the Servicer hereunder, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the Owner. The Servicer agrees to cooperate with the Owner in effecting the termination of the Servicer’s responsibilities and rights hereunder, including, without limitation, the transfer to the Owner, as applicable, of all cash amounts which shall at the time be credited to the Collection Account, or thereafter be received with respect to the Mortgage Loans.

Notwithstanding any termination of the activities of the Servicer hereunder, the Servicer shall be entitled to receive, out of any late collection of a Scheduled Payment on a Mortgage Loan which was due prior to the notice terminating such Servicer’s rights and obligations as Servicer hereunder and received after such notice, that portion thereof to which such Servicer would have been entitled pursuant to Sections 4.2(a) through (f), and any other amounts payable to such Servicer hereunder the entitlement to which arose prior to the termination of its activities hereunder.

ARTICLE VII

INDEMNIFICATION

SECTION 7.1    Indemnification.

The Servicer agrees to indemnify the Owner and its affiliates, directors, officers and employees and hold them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that the Owner or any of its affiliates, directors, officers and employees may sustain in any way related to the failure of the Servicer to observe and perform its duties, obligations, covenants, and agreements to service the Mortgage Loans in compliance with the terms of this Agreement. The Servicer shall immediately notify the Owner if a claim is made by a third party with respect to this Agreement or the Mortgage Loans, assume (with the consent of the Owner) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or the Owner in respect of such claim. The Servicer shall follow any written instructions received from the Owner in connection with such claim. The provisions of this Section 7.1 shall survive termination of this Agreement.

SECTION 7.2    Limitation on Liability of the Servicer and Others.

(a)    Neither the Servicer nor any of the officers, employees or agents of the Servicer shall be under any liability to the Owner for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment made in good faith; provided, however, that this provision shall not protect the Servicer or any such person against any breach of warranties or representations made herein, or failure to perform its obligations in compliance with any standard of care set forth in this Agreement, or any liability which would otherwise be imposed by reason of negligence or willful misconduct, or any breach of the terms and conditions of this Agreement. The Servicer and any officer, employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by the Owner respecting any matters arising hereunder. The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans in accordance with this Agreement and which in its reasonable opinion may involve it in any expenses or liability; provided, however, that the Servicer may, with the consent of the Owner, undertake any such action which it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto. In such event, the reasonable legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities for which the Owner will be liable, and the Servicer shall be entitled to be reimbursed therefore from the Owner upon written demand.

ARTICLE VIII

TERMINATION

SECTION 8.1    Termination upon Liquidation of All Mortgage Loans.

The obligations and responsibilities of the Servicer and the Owner hereunder shall terminate upon the later of (i) the maturity or other liquidation (or any Monthly Advance with respect thereto) of the last Mortgage Loan and the disposition of all REO Property and (ii) the distribution to the Owner of all amounts required to be distributed to them pursuant to this Agreement.

ARTICLE IX

ACKNOWLEDGEMENT AND CONSENT TO ASSIGNMENT

SECTION 9.1    Assignment for Securitization.

The Servicer hereby acknowledges that, simultaneously with the execution and delivery of this Agreement, the Owner will enter into a Pooling and Servicing Agreement, dated even date herewith (the “Pooling and Servicing Agreement”), with [•] as Owner (the “Owner”) and [•] as master servicer (the “Master Servicer”), pursuant to which the Owner will assign all of its right, title and interest to the Mortgage Loans and its rights under this Agreement. The Servicer hereby consents to the assignment by the Owner of its rights under this Agreement to the trust formed pursuant to the Pooling and Servicing Agreement. Upon such transfer, the Servicer acknowledges that the “Owner” under this Agreement will be the trust and that all rights of the trust as “Owner” will be exercised by the Owner on behalf of the applicable certificateholders. The Servicer further acknowledges that the Master Servicer may exercise certain rights of the “Owner” on behalf of the trust as set forth in the Pooling and Servicing Agreement.

In addition to the foregoing, the Owner and the Servicer agree that the Owner and the Master Servicer are third party beneficiaries of this Agreement.

ARTICLE X

MISCELLANEOUS PROVISIONS

SECTION 10.1    Binding Nature of Agreement; Assignment.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Notwithstanding anything to the contrary contained herein, except as provided in Section 5.2, this Agreement may not be assigned by the Servicer without the prior written consent of the Owner, the Servicer and Owner.

SECTION 10.2    Entire Agreement.

This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof.

SECTION 10.3    Amendment.

This Agreement may be amended from time to time by written agreement between the Servicer and the Owner.

SECTION 10.4    Recordation of Agreement; Counterparts.

This Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Servicer at its expense, but only upon direction by the Owner.

SECTION 10.5    Governing Law.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 10.6    Notices.

All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given when delivered by first class mail, by courier or by facsimile transmission as follows:

(a)	in the case of the Owner,

E*TRADE Mortgage Backed Securities Corporation
671 North Glebe Drive
Arlington, Virginia 22203
Attention: [•],
telephone [•],
facsimile: [•],

(b)	in the case of the Servicer,

E*TRADE Bank
671 North Glebe Drive
Arlington, Virginia 22203
Attention: [•],
telephone [•],
facsimile: [•],

or such other addresses as may be hereafter furnished by the Owner or the Servicer in writing,

SECTION 10.7    Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

SECTION 10.8    Indulgences; No Waivers.

Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

SECTION 10.9    Headings Not To Affect Interpretation.

The headings contained in this Agreement are for convenience of reference only, and they shall not be used in the interpretation hereof.

SECTION 10.10    Counterparts.

This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Owner and the Servicer have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

E*TRADE MORTGAGE BACKED SECURITIES CORPORATION, as Owner

By:

Name: Title:

E*TRADE BANK, as Servicer

By:

Name: Title:

[SERVICING AGREEMENT]

SCHEDULE I

Mortgage Loan Schedule

[Delivered at Closing to Owner]

S-I-1

SCHEDULE II

Servicing File

S-II-1

EXHIBIT A
TO SERVICING AGREEMENT

FORM OF REQUEST FOR RELEASE OF DOCUMENTS

REQUEST FOR RELEASE OF DOCUMENTS AND RECEIPT

TO:	[NAME OF OWNER OR CUSTODIAN]

RE:
Servicing Agreement (the “Agreement”), dated as of                     , 20     , between E*TRADE Bank, as servicer (the “Servicer”), and E*TRADE Mortgage Backed Securities Corporation, as owner (with its successors and assigns, the “Owner”)

In connection with the administration of the Mortgage Loans pursuant to the Agreement, we request the release and acknowledge receipt, of the Mortgage File [specify documents if only a partial Mortgage File is being released]) for the Mortgage Loan described below, for the reason indicated. By signing below, we acknowledge and agree that we are holding the documents released to us pursuant hereto as Servicer, on behalf of the Owner, who is the owner of the related Mortgage Loan.

Mortgagor’s Name and Address & Zip Code:

Mortgage Loan Number:

Reason for Requesting Documents (check one)

1.	Mortgage Loan Paid in Full. (The Servicer hereby certifies that all amounts received in connection therewith have been deposited into the Custodial Account as provided in the Agreement.)

2.	Mortgage Loan in Foreclosure or similar proceeding.

3.	Substitution of qualifying substitute Mortgage Loan.

4.	Mortgage Loan Liquidated by . (The Servicer hereby certifies that all proceeds of foreclosure, insurance, condemnation or other liquidation have been finally received.)

5.	Other (explain).

E-A-1

If item 1, 3 or 4 above is checked, and if all or part of the Mortgage File was previously released to us, please release to us our previous request and receipt on file with you, as well as any additional documents in your possession relating to the specified Mortgage Loan.

If item 2 or 5 above is checked, upon our return of all of the above documents to you, please acknowledge your receipt by signing in the space indicated below, and returning this form.

Capitalized terms used herein but not defined herein have the meanings ascribed to them in the Agreement.

E*TRADE Bank, as Servicer

By:

Name

Title:

Date:

Acknowledgment of Documents returned to the [Owner]:

By:

Name:

Title:

Date:

E-A-2